UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2013

HANCOCK FABRICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-9482	64-0740905
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Fashion Way

Baldwyn, Mississippi 38824

(Address of Principal Executive Offices)

(662) 365-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 1, 2013, the board of directors of Hancock Fabrics, Inc. (the “Company”) approved a change of the Company’s fiscal year end from the Saturday closest to January 31st of each year to the final Saturday of January of each year, with each new fiscal year commencing on the Sunday thereafter. As a result, the Company’s most recent fiscal year ended on January 26, 2013. Because the board determined to change the Company’s fiscal year end prior to the previously scheduled end of the fiscal year, the current fiscal year commences immediately following the new fiscal year end, and the difference between the previously scheduled fiscal year end date and the new fiscal year end date is seven days, no separate transitional report will be filed pursuant to Rule 13a-10 or Rule 15d-10 of the Securities Exchange Act of 1934, as amended. The period from January 27, 2013 to February 2, 2013 will be included as part of the results for the first quarter of the new fiscal year that commenced on January 27, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK FABRICS, INC.

Date: February 7, 2013	By:	/s/ Larry D. Fair
	Name:	Larry D. Fair
	Title:	Vice President, Chief Accounting Officer,
Interim Chief Financial Officer